EXHIBIT 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road Suite 800 East
Dallas, Texas 75244

July 18, 2024

SM Energy Company
1700 Lincoln Street
Suite 3200
Denver, Colorado 80203
Ladies and Gentlemen:
The undersigned hereby consents to the references to our firm in the form and context in which they appear, and to the references to, and the inclusion of, our report of third party and oil and gas reserve estimates and forecasts of economics of certain properties of XCL Resources as of December 31, 2023. We further consent to the incorporation by reference thereof into SM Energy Company’s Post-Effective Amendment No. 1 to Registration Statement No. 333-106438 on Form S-8, Registration Statement Nos. 333-30055, 333-35352, 333-88780, 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-219719, 333-226660, and 333-257005 on Form S-8, and Registration Statement Nos. 333-257046 and 333-259979 on Form S-3.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716